As filed with the Securities and Exchange Commission on January 24, 2008
                                                Registration No. 333-

                                  UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2

                             REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                                 Beijing Beverage
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                     2080               86-0972228
-------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)        Industrial      Identification No.)
                                   Classification
                                        Number)

                  Ste. 318, Building # 13, San Yuan Li St.
                 Chao Yang District, Beijing, China, PRC.
                         Telephone: 86-10-6416-9618
                         Toll free: 800-810-0364
       ----------------------------------------------
            (Address of Principal Executive Offices)

                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963

Approximate Date of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                       Calculation of Registration Fee

============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           REGISTERED(1)   SHARE(2)     PRICE         FEE
Common stock
$0.001 par value     10,200,000      $0.02       $  204,000   $     8.02
                   ---------------------------------------------------------

TOTAL                10,200,000      $0.02       $  204,000   $     8.02
============================================================================


(1) Represents common shares currently outstanding to be sold by the selling security holders.

(2) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.
Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations of $0.02 per share is a bona fide estimate of the offering price in accordance with Rule 457(a). In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  PROSPECTUS

                  Subject to Completion, Dated ________________

                                Beijing Beverage

           10,200,000 shares of common stock held by stockholders

This prospectus relates to the offer for sale of 10,200,000 shares of our common stock by certain existing holders of the securities, referred to as selling security holders throughout this document.

Upon the effectiveness of this prospectus: the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of January 23, 2008, we have 25,200,000 common shares issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration statement becomes effective, we expect to have a broker dealer file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Selling shareholders will sell at a price of $0.02 per share until their shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree of risk.

                 SEE SECTION TITLED "RISK FACTORS" ON PAGE 6.
                 --------------------------------------------

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is _________________

                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
OUR COMPANY............................................................. 3
ABOUT THIS OFFERING..................................................... 4
SELECTED FINANCIAL INFORMATION.......................................... 5
RISK FACTORS............................................................ 6
RISK FACTORS RELATING TO OUR FINANCIAL CONDITION........................ 6
RISK FACTORS RELATING TO OUR COMPANY.................................... 7
OTHER RISK FACTORS......................................................11
CAPITALIZATION .........................................................15
FORWARD-LOOKING STATEMENTS..............................................16
OFFERING INFORMATION....................................................16
USE OF PROCEEDS.........................................................16
DETERMINATION OF THE OFFERING PRICE.....................................17
DILUTION................................................................17
DESCRIPTION OF BUSINESS.................................................18
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............22
LEGAL PROCEEDINGS.......................................................24
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............25
EXECUTIVE COMPENSATION..................................................27
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................32
SELLING SECURITY HOLDERS................................................33
PLAN OF DISTRIBUTION....................................................35
DIVIDEND POLICY.........................................................38
DESCRIPTION OF SECURITIES ..............................................39
LEGAL MATTERS...........................................................41
EXPERTS.................................................................41
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................42
WHERE YOU CAN FIND MORE INFORMATION.....................................42
FINANCIAL STATEMENTS....................................................43

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
RECENT SALES OF UNREGISTERED SECURITIES...............................II-1
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-4
POWER OF ATTORNEY.....................................................II-6
SIGNATURES............................................................II-7

We have not authorized anyone to provide you with information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                             PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged to read this prospectus in its entirety, including the information under "Risk Factors" and our financial statements and related notes included elsewhere in this prospectus.

                                Our Company

Beijing Beverage ("the Company") was incorporated in the State of Nevada on November 17, 1999, under the name Cloudcraft. We subsequently changed our name to 1Unplugged, Inc., RealTime Cellular, EZ Credit Repair, Inc, and finally Beijing Beverage. We produce and distribute health-conscious drink products in China. Beijing Beverage offers two lines of drink products. Our first line is a bottled water fortified with multi-vitamins and minerals.
Its formula contains a balance of vitamins and minerals so that the nutrients contained in the water have a very subtle taste that a drinker would not even recognize when consuming. Our second line is a vitamin sports drink product that features two flavors: orange and lemon lime. The vitamin sports drinks are marketed towards consumers, especially among the youth and teenage segments, who are actively engaged in physical activities

We plan to apply through a broker dealer for OTC-Bulletin Board listing after our Registration Statement becomes effective. Management believes that listing on the OTC-Bulletin will better position the Company to find the financing its needs to move its business plan forward. There are no assurances that we will be able to raise the necessary funding to move our business plan forward.

For the fiscal year ending December 31, 2007, we generated $238,917 in revenues, our cost of sales was $236,307 for the period, resulting in a net loss from operations of $(9,771). For the fiscal year ending December 31, 2007 we experienced a net loss of $(10,727). This net loss was contributed to general and administrative expense of $12,381. Our cash at hand as of December 31, 2007 was $119,491. In our December 31, 2007 year-end financials, our auditor issued an opinion that our financial condition raises substantial doubt about the Company's ability to continue as a going concern.

Our principal executive offices and our headquarters are located at Ste. 318, Building # 13, San Yuan Li St., Chao Yang District, Beijing, China, Peoples Republic of China, and our telephone number at this address is 86-10-6416-9618, with a toll free number of 800-810-0364.

                            About this Offering

Securities Being Offered  10,200,000 common shares by selling shareholders.

Common Stock Outstanding
    Before the Offering:  25,200,000 shares

Common Stock Outstanding
    After the Offering:   25,200,000 common shares.  All of the common
                          stock to be sold under this prospectus will be sold by our existing shareholders. The shares issued to the selling shareholders were made in reliance upon an exemption from registration under Section 4(2) of the Securities Act. For a list of the selling stockholders and the amount of shares that each of them expects to sell, see
                          "Selling Security holders."

Offering Price            The offering price of the common stock is $0.02
                          per share. We plan to ask a broker dealer to apply on our behalf with the NASD Over-the-Counter
                          Bulletin Board electronic quotation service to allow the trading of our common stock after this prospectus is declared effective by the U. S.
                          Securities and Exchange Commission. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Use of proceeds           We will not receive any proceeds from the sale of
                          the common stock by the selling shareholders.

Risk Factors              See "Risk Factors" and the other information in
                          this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

OTC/BB symbol             Not applicable.  We are not trading on any
                          exchange. We intend have a broker dealer file an application on behalf of the Company for listing on the OTC-Bulletin Board following the effectiveness of this Registration Statement.

                        Selected Financial Information
                        ------------------------------

The selected financial information presented below is derived from and should be read in conjunction with our financial statements, including notes thereto, appearing elsewhere in this prospectus. See "Financial Statements."


Summary Operating Information


                                       For the fiscal year ended
                                             December 31, 2007
                                             --------------
Revenue                                         $ 238,917
Cost of Sales                                     236,307
                                                ---------
Gross Profit                                        2,610

Expenses:

   General and administrative                      12,381
                                                ---------

Net Income (Loss)                                  (9,771)

Other expense                                        (956)

Net Loss                                       $  (10,727)
                                               ===========
Weighted Average number of common
shares outstanding and fully diluted            17,650,000
                                               ============

Net Income (Loss) per share -
basic and fully diluted                        $    (0.00)
                                               ============

Balance sheet data:
                                             December 31, 2007
                                             --------------
Working Capital                                 $  119,491
Total Assets                                    $  120,284
Stockholders' Equity                            $  109,336


                                   RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the other information set forth in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below actually occurs, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock.

             Risk Factors Relating to Our Financial Condition

1. WE ARE A DEVELOPMENT STAGE COMPANY, WE HAVE GENERATED $238,917 IN REVENUES FOR THE YEAR END DECEMBER 31, 2007, WE LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

For the fiscal year ending December 31, 2007, we realized $238,917 in revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.


2. WE HAVE YET TO ATTAIN PROFITABLE OPERATIONS AND BECAUSE WE WILL NEED ADDITIONAL FINANCING TO FUND OUR ACTIVITIES, OUR ACCOUNTANTS BELIEVE THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

The Company has prepared financial statements as of December 31, 2007 reporting that the Company is in its developmental stages. Its ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to the Company's ability to raise sufficient financing. Accordingly, management believes the Company's continued existence, future expansion, and ultimate profitability is fully dependent upon raising sufficient proceeds from this offering. It is important to note that even if the appropriate financing is received, there is no guarantee that the Company will ever be able to operate profitably or derive any significant revenues from its operation. The Company could be required to raise additional financing to fully implement its entire business plan.

It is also important to note that the Company anticipates that it will incur losses and negative cash flow over the next six (6) to twelve (12) months. There is no guarantee that the Company will ever operate profitably or even receive positive cash flows from full operations.

3. IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED. EVEN IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

As of December 31, 2007, we had $119,491 in working cash or equivalents. We need at least one million dollars ($1,000,000) in order to fully implement our business plan and build inventory. We determined that $1,000,000 is needed for: 1) purchasing the required raw materials to produce our product(s) in quantity; 2) pay a contract manufacturer the necessary fees to produce products; 3) open channels of distribution; 4) pay for packaging and transportation of our products; and 5) established the required administration to invoice and collect payment for our products.


                    Risk Factors Relating to Our Company

4. IF WE FAIL TO PROMOTE AND MAINTAIN OUR BRAND IN THE MARKET, OUR BUSINESS, OPERATING RESULTS, FINANCIAL CONDITION AND OUR ABILITY TO ATTRACT CUSTOMERS WILL BE MATERIALLY ADVERSELY AFFECTED.

Our success in the beverage market depends on our ability to create and maintain brand awareness for our products. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Most all of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering beverage drinks have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. To promote our brand, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

5. WE RELY ON THIRD-PARTIES TO PRODUCE AND PACKAGE OUR PRODUCTS. IF WE ARE UNABLE TO ESTABLISH RELATIONSHIPS WITH OUR BOTTLERS AND CONTRACT PACKERS OR ONCE ESTABLISHED, IF THEIR ABILITY TO MANUFACTURE OUR PRODUCTS BECOMES CONSTRAINED OR UNAVAILABLE TO US, OUR BUSINESS COULD SUFFER.

We do not own plant and equipment required to manufacture and package our beverage products and do not anticipate having such capabilities in the future. As a consequence, we depend on third-parties to produce and package our beverage products and to deliver them to distributors. Our ability to attract and maintain effective relationships with manufacturers and other third parties for the production, packaging and delivery of our beverage products in a particular geographic distribution area is important to the achievement of successful operations within each distribution area. It might be difficult for us to find or replace contract packers. The failure to establish and maintain effective relationships with contract packers for a distribution area could increase our manufacturing costs and thereby materially reduce profits realized from the sale of our products in that area. Our failure to maintain a good working relationship with our contract suppliers may impair relationships with our independent distributors and key accounts, which, in turn, would likely have a material adverse affect on our business.

6. WE MAY NOT BE ABLE TO DEVELOP SUCCESSFUL NEW BEVERAGE PRODUCTS WHICH ARE IMPORTANT TO OUR GROWTH.

Part of our strategy is to increase our sales through the development of new beverage products. We cannot assure you that we will be able to develop, market and distribute future beverage products that will enjoy market acceptance. The failure to develop new beverage products that gain market acceptance could have an adverse impact on our growth and materially adversely affect our financial condition.


7. WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND MAY BE SUBJECT TO INTELLECTUAL PROPERTY LITIGATION AND INFRINGEMENT CLAIMS BY THIRD PARTIES .

We intend to protect our unpatented trade secrets and know-how through confidentiality or license agreements with third parties, employees and consultants, and by controlling access to and distribution of our proprietary information. However, this method may not afford complete protection. If third parties take actions that affect our rights or the value of our intellectual property, similar proprietary rights or reputation or we are unable to protect our intellectual property from infringement or misappropriation, other companies may be able to use our proprietary know-how to offer competitive products at lower prices, and we may not be able to effectively compete against these companies.


8.  INCREASED COMPETITION COULD HURT OUR BUSINESS.

The beverage industry is highly competitive in China. The principal areas of competition are pricing, packaging, development of new products and flavors and marketing campaigns. Our products will compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing and distribution resources than we do. Our products compete with all liquid refreshments and with products of much larger and substantially better financed competitors. We also compete with companies that are smaller or primarily local in operation. There is no assurance that we will not encounter difficulties in obtaining market share or position due to competition in the beverage industry and our business, financial condition and results of operations could be adversely affected.

9.  WE MAY NOT BE ABLE TO FIND SUITABLE EMPLOYEES.

The Company currently relies heavily upon the services and expertise of our officers and directors. In order to implement the aggressive business plan of the Company, management recognizes that additional clerical staff will be required. Our officers can manage the office functions and bookkeeping services until the Company can generate enough revenues to hire additional staff.

No assurances can be given that the Company will be able to find suitable employees that can support the above needs of the Company or that these employees can be hired on terms favorable to the Company.

10.  WE MAY NOT EVER PAY CASH DIVIDENDS.

The Company has not paid any cash dividends on the Common Shares to date, and there can be no guarantee that the Company will be able to pay cash dividends on the Common Shares in the foreseeable future. Initial earnings that the Company may realize, if any, will be retained to finance the growth of the Company. Any future dividends, of which there can be no guarantee, will be directly dependent upon earnings of the Company, its financial requirements and other factors that are not determined. (See "CAPITALIZATION")

11.  OUR BUSINESS IS SUBJECT TO MANY REGULATIONS, AND NONCOMPLIANCE IS
COSTLY.

The production, marketing and sale of our beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various government agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or such products may have to be recalled, reformulated or repackaged, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Additional or revised regulatory requirements, whether labeling, environmental or otherwise, could have a material adverse effect on our financial condition and results of operations.

12. OUR PRINCIPAL STOCKHOLDERS, AND OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our officers and principal stockholders beneficially own approximately, or has the right to vote approximately 59% of our outstanding common stock. As a result, these stockholders will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.


13. OUR BUSINESS AND FINANCIAL RESULTS DEPEND ON MAINTAINING A CONSISTENT AND ECONOMICAL SUPPLY OF RAW MATERIALS.

Raw materials for our products include proprietary ingredients, such as, plastic bottles, caps and packaging materials. Prices for our raw materials are generally determined by the market and may change at any time. Increases in prices for any of these raw materials in the future could have a material adverse impact on our profitability and financial position. If we are unable to find adequate suppliers for our raw materials on economic terms acceptable to us, this will adversely affect our results of operations.


14. IF WE ARE UNABLE TO MAINTAIN PRODUCT QUALITY, OR IF WE ENCOUNTER PRODUCT RECALLS, OUR BUSINESS MAY SUFFER.

Because we rely on third parties to manufacture our products, we have limited control over the consistency and quality of our products. Although we will randomly test our products for consistency and quality, such testing may not prevent the distribution of defective or substandard products. Product quality issues, real or imagined, or allegations of product contamination, even if fake or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. We may be required from time to time to recall products entirely or from specific co-packers, markets or batches. Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance.

                              Other Risks Factors

15.  THESE SECURITIES ARE OFFERED AT AN ARBITRARY OFFERING PRICE.

The offering price of the Common Shares offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, for similar beverage suppliers, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this Offering. (See "PLAN OF DISTRIBUTION")


16. WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


17. IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 10,200,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

18. OUR COMMON SHARES ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

     (a) that a broker or dealer approve a person's account for transactions in penny stocks; and

     (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

19. THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC and we close the offering of 10,200,000 shares. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between Beijing Beverage or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

20. STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. We do plan to register our post-effective amendment by coordination with the Securities Division of the State of Nevada, pursuant to NRS Section 90.480. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

21. LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED.

According to Nevada law [NRS 78.138(7)], all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders' ability to recover damages for fiduciary breaches may be reduced by this statute. In addition, we are obligated to indemnify our directors and officers regarding stockholder suits which they successfully defend (NRS 78.7502).

22. BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

23. BEIJING BEVERAGE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SELLING OF SHARES OFFERED IN THIS PROSPECTUS.

We will not receive any proceeds from the sale of the common stock by the selling shareholders offered in this prospectus.

24. WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE WITH THE SEC, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We may plan to locate a market maker following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

25. WE WILL BE EXPOSED TO RISKS RELATING TO THE EVALUATIONS OF INTERNAL CONTROL OVER FINANCIAL REPORTING REQUIRED BY SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 AND OUR FAILURE TO MAINTAIN EFFECTIVE INTERNAL CONTROL OVER FINANCIAL REPORTING COULD RESULT IN A NEGATIVE IMPACT ON OUR BUSINESS.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Ultimately, our management will be responsible for assessing the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm will be requested to attest to that assessment. We are required to completely document and test our internal control systems and procedures for financial reporting as part of this process. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative impact in seeking future funding our business.

                                   CAPITALIZATION

The following table sets forth, as of December 31, 2007 the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


                                                  Audited      Audited
                                                   Actual       Actual
                                               Dec. 31, 2007  Dec. 31, 2006
                                               -------------  -------------
CURRENT LIABILITIES

   Accounts payable                            $    10,649   $         -
   Accrued expenses                                    299             -
                                               ------------  ------------
     Total Current Liabilities                      10,948             -
                                               ------------  ------------

STOCKHOLDERS' EQUITY

   Preferred stock-Series A; 3,000,000 shares
     authorized, at $0.001 par value, no shares
     issued and outstanding                              -             -
   Preferred stock-Series B; 1,000,000 shares
     authorized, at $0.001 par value, no shares
     issued and outstanding                              -             -
   Preferred stock-Series C; 1,000,000 shares
     authorized, at $0.001 par value, no shares
     issued and outstanding                              -             -
   Common stock; 70,000,000 shares authorized,
     at $0.001 par value, 25,200,000 and 10,100,000
     shares issued and outstanding, respectively    25,200        10,100
   Additional paid-in capital                       95,308        31,400
   Accumulated other comprehensive income             (445)            -
   Accumulated deficit                             (10,727)      (41,500)
                                               ------------  ------------
     Total Stockholders' Equity                    109,336             -
                                               ------------  ------------
     TOTAL LIABILTIES AND STOCKHOLDERS'
      EQUITY                                   $   120,284   $         -
                                               ============  ============

                       FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of Beijing Beverage , and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect Beijing Beverage 's future results and could cause those results to differ materially from those expressed in such forward looking statements.


                              OFFERING INFORMATION

This prospectus relates to the following:

The resale by certain selling security holders of the Company of up to 10,200,000 share of common stock in connection with the resale of shares of common stock issued by us in five separate transactions were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and/or Rule 504/506 of Regulation D promulgated thereunder as a transaction not involving a public offering. (See "Liquidity and Capital Resources" Section.)

The selling shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.


                               USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

                                  DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                          DESCRIPTION OF BUSINESS

Our Company
-----------

Beijing Beverage is a Nevada Corporation was originally organized under the name Cloudcraft on November 17, 1999, and subsequently changed its name to 1Unplugged, Inc., RealTime Cellular, EZ Credit Repair, Inc, and finally Beijing Beverage (the "Company").

Beijing Beverage's principal business strategy to produce and distribute health-conscious drink products in China. The Company offers two lines of drink products. This includes bottled water fortified with multi-vitamins and minerals. Our formula contains a balance of vitamins and minerals so that the nutrients contained in the water have a very subtle taste that a drinker would not even recognize when consuming. Beijing Beverage's formula recognizes the Chinese population's particular needs, which in general consume little sugar and prefer a low-calorie diet.

Our second line is a vitamin sports drink product that features two flavors: orange and lemon lime. The vitamin sports drinks are marketed towards consumers who actively engage in physical activities, especially among the youth and teenage segments.

Management believes that health food and beverage consumption has been proliferating in China because of the rapid economic growth and the rising health consciousness. Consequently, the trend of functional drinks is a response to the market needs and the result of the growths of both beverage industry and the health products industry.


The Industry
------------

According to "China Market Reports" China's fast growing economy and rising living standards have spurred the rapid development of its health food and beverage industry. The outbreak of SARS in 2003 contributed to the dramatic rise in sales of health foods and helped raise awareness among government officials and Chinese citizenry of the need for disease prevention and healthcare maintenance. As personal wealth increases, more consumers have begun to use health food products for health maintenance and disease prevention. Experts estimate that the industry's worth, will double in value from 2006 to 2010." Every day, more and more Chinese see the importance of good health and wellness. They try to find things that make them feel better physically, mentally and emotionally. So there is a demand for products fueled by the health and wellness industry.

This health consciousness trend will most likely spill over to healthier drinks and functional/fortified drinks. According to energy drinks and functional drinks are becoming more popular in the Chinese beverage market,
especially with the advent of Olympic games in China.   China's beverage
market has experienced many different development stages. Since the start-up with orange squash to carbonated drinks, from juices and now to functional beverage, the purpose of beverages has changed from just satisfying thirst to flavor, and then to nutrition. Some customers are looking for added value from their drinks; they want beverages that are beneficial to their body health, but also with good flavor.

With longer life spans, people are putting more emphasis on health care and quality of life, and know more about the importance of nutrition to their health. Management sees functional beverages replacing carbonated beverage and juices, and leading the development direction in the future.


Industry Trends
---------------

The current market for health drinks in China is mostly covered by tea products and some carbonated drinks. Functional drinks existing in the market are mostly designed for youth or people who are physically active or have the ability to endure more sugar, calorie and other additive intake. Management believes that the there is market in China for their products with people who need hydration with nutrients but do not consume traditional functional drinks because they are concerned with the sugar content, calorie or other additive intake. Especially considering Chinese tradition of low calorie and little sugar diet, people are more sensitive about sugar and calorie intake. Thus, management helped designed the formula of Beijing Beverage Series.

Beijing Beverage Products
-------------------------

We currently have two lines of products. This includes the bottled water fortified with multi-vitamins and minerals. This product serves its nutritional and functional purposes, its formula contains a balance of vitamins and minerals which gives the drink with very subtle taste that a drinker would not even recognize it. This product recognizes the need that the Chinese which population wants to consume less sugar and a lower calorie diet.

Our other line of products is a sports drink fortified with vitamins. There are two flavors - orange flavor and lemon & Lime flavor. Management believes these are the most popular drink flavors in China.

With this line of products, we are trying to supply the nutritional products to the group of people who actively engage in physical activities, especially teenagers and younger group of customers. With China's one-child policy, children are the focus of most households. They comprise strong consumption power. They are also the most active group of people who seek a pleasant flavored drink to quench their thirst while supplement the nutrients lost during their activities.

In recent years, sports has become more popular and it has become a hot subject for Chinese, while Chinese athletes prepare for the in world Olympic games. Inspired by the hosting of 2008 Olympic Games in Beijing, people are attending more sports activities.

Thus, there is a large marketing outlook for our vitamin water in China. The launch of our Beijing Beverage bottled water fortified with multi-minerals comes just at the time when the health consciousness is high in China. On the other hand, the launch of our orange and lemon & lime flavor sports drink provides another product to the active people in China. Therefore, we believe Beijing Beverage will help people feel and function better through better hydration.

Marketing Strategy
------------------

We plan to market our products toward people who work in offices or attend school. Because these people are not physically active, they do not want to drink an amino acid-added or sugar/calorie-loaded drink even though they realize the need to supplement nutrients through hydration. School students are worth mentioning here because children are the focus of most families in China due to the one-child policy. Parents normally give careful attention to their children. Chinese students are not very physically active and have a tendency to be overweight. Therefore many Chinese parents watch carefully their children's sugar and calorie intake. We plan to market our products as a solution to receive nutrients and hydration without extra calorie and sugar intake. Management hopes to establish the Beijing Beverage product lines in a niche market to capitalize on the China beverage market with its vitamin formula and unique design in labeling and packaging.

We also plan to target the well-educated and wealthy class in China who have a desire to maintain good health and high energy levels. We plan to market our products as a healthy and modern concept of supplying nutrients through hydration without increasing the sugar and calorie intake. This will be accomplished through our bottle design and label. With more funding and resources, our Company plans to explore a variety and more expensive packaging options that will better attract this group of people.

Junior and senior managers and people of higher rank in offices in China have a need to keep up their energy and activity level. A drink with high-calorie and lots of sugar will not be suitable for this group of people even if it is nutrients fortified. We want to market our product to offer them a solution by providing this group of people with the vitamins and minerals they need to sustain their energy and health level while getting hydrated.

We plan to promote our products to retail and supermarket chain stores through informal and formal contacts. Our marketing message will convey the sense of health and quality for our products. We also plan to promote our products to hotels and restaurants. Currently, a member of our sales team is contacting Beijing Olympic Games Coordination Commission to supply our products for a rehearsal event of a group performance at the opening ceremony. There are no assurances that this agreement can be successfully reached.

Recent Development
------------------

The company announced that it has reached a preliminary oral agreements with Wal-Mart and a Japanese high-end franchise chain with 50 stores in Beijing to enter into their distribution networks.


Future Expansion

Currently, we are only located in Beijing, China. We are considering an expansion program to other provinces in China. Even though the registration process will take some work and it will take some time to establish sales channels in each province, we believe, our management will be able to achieve our national expansion goal in China over the next 18 months.

Government Regulation.

We are subject to government regulations affecting our business. Although the Company plans on obtaining all required permissions, licenses, and bonds to operate its business, there can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased government regulations.

Personnel

The Company has five employees, in addition to two Officers and the Directors of the Company. As the company grows, Beijing Beverage may need additional personnel.

Facilities and Expenses

Our corporate offices are located: Suite 318, Building #13, San Yuan Li Street, Chao Yang District, Beijing, China, Peoples Republic of China, and our telephone number at this address is 86-10-6416-9618, with a toll free number of 800-810-0364, in space, approximately 250 sq. ft. costing us approximately $200 per month. This space consists of a unit within a educational facility in a building attached to a school.

Bankruptcy and Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor

We currently have no pending or provisional patents or trademark applications.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Beijing Beverage and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Revenues

During the fiscal year ending December 31, 2007, we generated $238,917 in revenues versus no revenues for the same period last year, when our Company was inactive. As of December 31, 2007, we had cash or cash equivalents of $119,491. We do not anticipate generating any profit for at least 18 months.

Liquidity and Capital Resources

Our balance sheet as of December 31, 2007 reflects cash assets of $119,491 and $10,948 in current liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

On November 17, 1999, the Company issued 2,000,000 shares of its $0.001 par value common stock to its founders for cash. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

On April 30, 2002, we completed a public offering, under Regulation D Rule 504 of the Securities Exchange Act of 1934, and sold 138,000 shares for cash for $0.02 per share. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

In December, 2007, we conducted a private placement without any general solicitation or advertisement. The Company issued 200,000 shares of its $0.001 par value common stock to two non-affiliated investors for cash of $100,000 pursuant to a Regulation D, Rule 506 of the Securities Exchange Act of 1934. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

On December 31, 2007, the Company entered into an Acquisition and Plan of Merger, with Beijing Daily Health International Beverage Co., Ltd., a Peoples Republic of China Company, headquartered in Beijing, China, whereby Beijing Beverage became the surviving Company. Pursuant to this merger, the Company issued 15,000,000 its restricted common shares, from its corporate treasury, on a proportioned basis to the owners Beijing Daily Health International Beverage Co., Ltd. These newly issued shares were not registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the transaction does not involve a public offering.

There have been no other issuance of shares since our inception. As of January 23, 2008, we have a total of 25,200,000 common shares issued and outstanding owed by approximately forty-two (42) shareholders.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $1,000,000 to forward our business plan, and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Management believes that the Company has sufficient cash reserves to keep it operational and fully reporting for the next twelve months.


Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.


Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

                               LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth certain information with respect to executive officers, directors, key employees and advisors of the Company as of the date of this Memorandum:

      Name              Age       Position
-----------------------------------------------------------------------
      Zhi Zhong Ma       43      Director/CEO/CFO/Secretary
      Mei Lan Yu         57      Director & VP of Quality Control
      Jing Zhou Liu      49      VP of Marketing and Distribution

All directors hold office until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified. Directors currently receive no fees for services provided in that capacity. The officers of the Company are elected annually and serve at the discretion of the Board of Directors.

Set forth below is a brief description of the background and business experience of our officers and directors.

Zhi Zhong Ma  -  Director/CEO/CFO/Secretary
-------------------------------------------

Beijing Chemico Import & Export Company, Ltd. (2002- Present)
Beijing Chemical Products Import & Export Company, Ltd. (1985-2002)

Education: Associate Degree in International Trading


Mei Lan Yu  -  Director & VP of Quality Control
-----------------------------------------------

Work Experience: Physician-In-Charge at XiYuan Hospital of China's Traditional Medicine Research Institute. (1978- present)

Education: Obtained Bachelor Degree from Beijing Chinese Traditional Medicine University.

Jing Zhou Liu  -  VP of Marketing and Distribution
--------------------------------------------------

Work Experience:

Director of Distribution at Little Lamb Supermarket Franchise (1998 - Present) Office Manager, Director of Security Department and Director of Marketing at Beijing Nan Jiao Sugar Tobacco & Wine Corp. (Feb. 1984 - Feb.
1998)

Supervisor at Beijing Jia Le Beverages Manufacturing Company (Feb, 1980 - Dec. 1984)

Clerk at Beijing Sugar Tobacco & Wine Corp.  (1979 - 1980)

Education: Associate Degree
Advanced Logistician certified by China Federation of Logistics and
Purchasing


Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table

As a result of our the Company's current limited available cash, no officer or director received compensation since the inception of the company. Beijing Beverage intends to pay salaries when cash flow permits.


SUMMARY COMPENSATION TABLES
                         ----------------------------------------------------
                                        Annual Compensation
                         ----------------------------------------------------
     Name and       Year                             Other Annual    Stock
Principal Position  End  Salary ($)   Bonus ($)   Compensation ($) Awards($)
-----------------------------------------------------------------------------
Zhi Zhong Ma
Director/CEO/CFO/     2007   -0-          -0-         -0-              -0-
Secretary             2006   -0-          -0-         -0-              -0-

Mei Lan Yu
Director & VP of
Quality Control       2007   -0-          -0-         -0-              -0-
                      2006   -0-          -0-         -0-              -0-

Jing Zhou Liu
VP of Marketing
and Distribution      2007   -0-          -0-         -0-              -0-
                      2006   -0-          -0-         -0-              -0-
-----------------------------------------------------------------------------

Long Term Compensation Table

                       ------------------------------------------------------
                                        Long Term Compensation
                       ------------------------------------------------------
                                    Awards             Payouts
                       ------------------------------------------------------
                        Restricted  Stock Securities     LTIP    All Other
Name and Principal Year Award(s)($) Underlying Options/  Payouts Compensation
     Position       End             SARs(#)              ($)     ($)
-----------------------------------------------------------------------------
Zhi Zhong Ma
Director/CEO/CFO/   2007   -0-           -0-             -0-      -0-
Secretary           2006   -0-           -0-             -0-      -0-

Mei Lan Yu
Director & VP of
Quality Control     2007   -0-           -0-             -0-      -0-
                    2006   -0-           -0-             -0-      -0-

Jing Zhou Liu
VP of Marketing
and Distribution    2007   -0-           -0-             -0-      -0-
                    2006   -0-           -0-             -0-      -0-

-----------------------------------------------------------------------------

We do not pay to our directors or officers any salary or consulting fee. We do not pay to our directors any compensation for serving as a director on our board of directors.

The Company currently does not have employment agreements with its executive officers. The executive officers/directors of the Company have agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through December 31, 2007.

Family Relationships
--------------------

Not applicable.

Significant Employees
---------------------

We have no significant employees other than our Officers/Directors. We conduct our business through arms-length third parties and independent contractors.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Advisory Board
--------------

Beijing Beverage does not have an advisory board.

Advisor Compensation
--------------------

Beijing Beverage does not have an advisory board.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of January 23, 2008, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.


                                             AMOUNT OF
                                             SHARES  OF         PERCENT
TITLE OF    NAME OF BENEFICIAL               HELD BY               OF
CLASS       OWNER AND POSITION               OWNER              CLASS(1)
Common      Zhi Zhong Ma (2)
            Director/CEO/CFO
            Secretary                        14,250,000          56.5%

Common      Mei Lan Yu (3)
            Director &
            VP of Quality Control               750,000           2.9%

Common      Jing Zhou Liu (4)
            VP of Marketing                           0           0.0%
            and Distribution
----------------------------------------------------------------------------
Common     All Executive Officers
Stock         and Directors as a
              Group (3 persons)              15,000,000          59.4%

(1)  Percent of Class based on 25,200,000 shares.
(2) Zhi Zhong Ma, #414, the 3rd Building West, Nan Yi Yuan, Haidian District, Beijing, China, PRC
(3) Mei Lan Yu, # 4-403 of Building 12, Xiyuan Cao Chang #1, Haidian District, Beijing, China, PRC.
(4) Jing Zhou Liu, # 4-201 of Building 35, Guang Wai Chun Shu Guan Street, XuanWu District, Beijing, China, PRC.

We do not have any outstanding options or warrants exercisable for or convertible into shares of our common stock.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The company's Director has contributed office space for the Company's use for all periods presented. There is no charge to Beijing Beverage for the space. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. Our officer will not seek reimbursement for past office expenses. No written agreement exists that this officer/director will continue to donate office space to the operations. Therefore, there is no guarantee that he will not seek reimbursement for the donated office space in the future.

Our officers and directors can be considered a promoter of Beijing Beverage in consideration of his participation and managing of the business of the company since its incorporation.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;
b) Any majority security holder; and
c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

                          SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 10,200,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 10,200,000 shares of common stock offered through two separate private offerings that were exempt from registration under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). None of the selling stockholders are broker-dealers or affiliates of broker-dealers.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.



                                          Total        Total
                                          Number of    Shares
                                          Shares to    to be       Percent
                             Common       Be           Owned       Owned
                             Shares       Offered for  Upon        upon
                             Owned Prior  Selling      Completion  completion
                             To this      Shareholder  of this     of this
Name of Selling Stockholder  Offering     Account(1)   Offering    Offering(2)
---------------------------  -----------  -----------  ----------  ----------
Arnone, Angela                   981,000      981,000      Nil        3.9%
Arnone, Julia                    800,000      800,000      Nil        3.2%
Clay, Carolyn                      2,000        2,000      Nil        Nil
Cubel, Henry                       1,000        1,000      Nil        Nil
Del Vecchio, Paolo               600,000      600,000      Nil        2.4%
DeStefano, Ed                  1,000,000    1,000,000      Nil        3.9%
DeStefano, Juliann               600,000      600,000      Nil        2.4%
DeStefano, Mark                1,000,000    1,000,000      Nil        3.9%
Dunbar II, Arthur W.               4,000        4,000      Nil        Nil
Fitzgerald, Tara                   1,000        1,000      Nil        Nil
Gallaga, Marilyn                   1,000        1,000      Nil        Nil
Geistlinger, Tehani                2,000        2,000      Nil        Nil
Ismail, Eiko                       6,000        6,000      Nil        Nil
Jesky, Richee                    500,000      500,000      Nil        2.0%
Jesky, Rick                    1,000,000    1,000,000      Nil        3.9%
Jesky, T. J.                   1,000,000    1,000,000      Nil        3.9%
Jeter, Kathleen A.                 2,000        2,000      Nil        Nil
Laclair, Tabitha                   2,000        2,000      Nil        Nil
Luna, Marcus A.                1,000,000    1,000,000      Nil        3.9%
Ly, Lan                           40,000       40,000      Nil        Nil
Ly, Quang                         40,000       40,000      Nil        Nil
MacDonald, Kelly M.                1,800        1,800      Nil        Nil
Malherbe Jr., Charles              4,000        4,000      Nil        Nil
Malherbe, Lou Ann                  4,000        4,000      Nil        Nil
Malherbe, Tabitha                  1,000        1,000      Nil        Nil
Malherbe, Tonia L.                 4,000        4,000      Nil        Nil
Moroney, Brendan F.                  400          400      Nil        Nil
Mutal, Sharon                      1,000        1,000      Nil        Nil
Pinney, Aaron                      1,000        1,000      Nil        Nil
Pittman, Heather Annie             1,200        1,200      Nil        Nil
Rosser, James                      1,000        1,000      Nil        Nil
Sun, Jie                       1,000,000    1,000,000      Nil        3.9%
Sundararajan, Rajeswari            2,000        2,000      Nil        Nil
Swoboda, Jennifer J.               4,000        4,000      Nil        Nil
Swoboda, Michael                   2,000        2,000      Nil        Nil
Swoboda, Rita                      2,000        2,000      Nil        Nil
Thaemert, Miles                    2,000        2,000      Nil        Nil
Trip, Jason                        2,000        2,000      Nil        Nil
Trobaugh, Clint                    2,000        2,000      Nil        Nil
Troy, Charles A.                     600          600      Nil        Nil
Vasquez, Esther                  581,000      581,000      Nil        2.3%

Total:                        10,200,000   10,200,000


1) This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

2) The percentage is based on 25,200,000 common shares outstanding as of January 23, 2008.

1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.

2) This table assumes that each shareholder will sell all of his/her shares available for sale following the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered will be sold following the effectiveness of this registration statement.

3) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 25,200,000.

All of the selling shareholders:

1. have not had a material relationship with us other than as a shareholder at any time within the past two years; or
2.  has ever been one of our officers or director or
3.  are not broker-dealers or affiliates of a broker-dealer


Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.

Nature of Expenses:                                   Amount
Securities and Exchange Commission registration fee   $     8
Legal fees and miscellaneous expenses*                $ 1,000
Audit Fees                                            $ 1,500
Transfer Agent fees*                                  $   750
Printing*                                             $   542
                                                      -------
Total                                                 $ 3,800
                                                      =======
*Estimated Expenses

                             PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock may be traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3.  Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and they may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;
2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales. When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Transfer Agent

We are currently utilizing the services of Holladay Stock Transfer, Inc. 2939 N. 67th Place, Scottsdale, AZ 85251, Telephone: (480) 481-3940,
Fax: (480) 481-3941. Holladay serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.

Admission to Quotation on the OTC Bulletin Board

We intend to apply to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it
(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

                              DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

                           DESCRIPTION OF SECURITIES

The Company, a Nevada corporation, is authorized to issue 70,000,000 shares of Common Stock, $0.001 par value. The Company has issued 15,000,000 shares of Common Stock to the officers/directors of the Company in exchange for the beverage business which merged with the Company. The Company has issued 25,200,000 shares to the shareholders of the Company. The holders of Common
Stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of Common Stock, on all matters which stockholders may vote on at all meetings of Shareholders; and (v) the holders of Common Stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors. There are currently 25,200,000 shares of Common Stock outstanding held by approximately forty-three shareholders of record. (See "Principal Shareholders").

There are 5,000,000 preferred shares, par value $0.001 authorized and none issued.


Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Rule 144 Shares
---------------

As of December 31, 2007, no shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act. This is because no shares have been held for 2 years in order to satisfy 144(K) and no sufficient public information is available to satisfy the other 144 rules.

A total of 15,000,000 shares of our common stock will be available for resale to the public after December, 2009, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 26,250 shares as of the date of this prospectus, or;

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 100% of the total shares that may be sold, at least partially, pursuant to Rule 144(k) after March 2009.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.

                                LEGAL MATTERS

The Law Offices of Zhi Zhong Ma has opined on the validity of the shares of common stock being offered hereby.

                                  EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of Beijing Beverage in consideration of their participation and managing of the business of the company since its incorporation.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                                Beijing Beverage
                               December 31, 2007
                               December 31, 2006
                               December 31, 2005



TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------

                                                                   PAGE
                                                                   ----

Year end December 31, 2007 Financials (audited):

Independent Auditors' Report                                       F-1a
Balance Sheets                                                     F-2a
Statements of Operations                                           F-3a
Statements of Changes in Stockholders' Equity                      F-4a
Statements of Cash Flows                                           F-5a
Notes to Financials                                                F-6a-11a


Year end December 31, 2006 and December 31, 2005 Financials (audited):

Independent Auditors' Report                                       F-1b
Balance Sheets                                                     F-2b
Statements of Operations                                           F-3b
Statements of Changes in Stockholders' Equity                      F-4b-6b
Statements of Cash Flows                                           F-7b
Notes to Financials                                                F-8b-13b



MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         -------------------------------------------------------


To the Board of Directors
Beijing Beverage


We have audited the accompanying balance sheet of Beijing Beverage as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows and for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Beverage as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern as of December 31, 2007, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada
    January 15, 2008


             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                    (702) 253-7499 Fax (702) 253-7501

                                      F-1a

                              Beijing Beverage
                         Consolidated Balance Sheets


Consolidated Balance Sheets

                                    ASSETS
                                    ------

                                                         December 31,
                                                             2007
                                                         ------------
CURRENT ASSETS

   Cash                                                  $   119,491
   Prepaid expenses                                              793
                                                         ------------
     Total current assets                                    120,284
                                                         ------------
     TOTAL ASSETS                                        $   120,284
                                                         ============


                       LIABILITIES AND STOCKHOLDERS' EQUITY
                       ------------------------------------

CURRENT LIABILITIES

   Accounts payable                                      $    10,649
   Accrued expenses                                              299
                                                         ------------
     Total Current Liabilities                                10,948
                                                         ------------

STOCKHOLDERS' EQUITY

   Preferred stock-Series A; 3,000,000 shares
     authorized, at $0.001 par value, no shares
     issued and outstanding                                        -
   Preferred stock-Series B; 1,000,000 shares
     authorized, at $0.001 par value, no shares
     issued and outstanding                                        -
   Preferred stock-Series C; 1,000,000 shares
     authorized, at $0.001 par value, no shares
     issued and outstanding                                        -
   Common stock; 70,000,000 shares authorized,
     at $0.001 par value, 25,200,000 and 10,100,000
     shares issued and outstanding, respectively              25,200
   Additional paid-in capital                                 95,308
   Accumulated other comprehensive income                       (445)
   Accumulated deficit                                       (10,727)
                                                         ------------
     Total Stockholders' Equity                              109,336
                                                         ------------
     TOTAL LIABILTIES AND STOCKHOLDERS'
      EQUITY                                             $   120,284
                                                         ============

  The accompanying notes are an integral part of these financial statements.

                                       F-2a

                           Beijing Beverage
                 Consolidated Statements of Operations


Consolidated Statements of Operations


                                                         For the Year Ended
                                                           December 31,
                                                               2007
                                                           -------------
REVENUES                                                   $    238,917

COST OF SALES                                                   236,307
                                                           -------------

GROSS PROFIT                                                      2,610
                                                           -------------

EXPENSES

   General and administrative                                    12,381
                                                           -------------

     Total Expenses                                              12,381
                                                           -------------

LOSS FROM OPERATIONS                                             (9,771)
                                                           -------------

   Other expenses                                                  (956)
                                                           -------------

NET LOSS                                                   $    (10,727)
                                                           =============

OTHER COMPREHENSIVE INCOME

   Gain (Loss) on foreign currency translation                     (445)
                                                           -------------

NET COMPREHENSIVE INCOME (LOSS)                            $    (11,172)
                                                           =============

BASIC LOSS PER SHARE                                       $      (0.00)
                                                           =============

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                                       25,200,000
                                                           =============


  The accompanying notes are an integral part of these financial statements.

                                      F-3a

                             Beijing Beverage
               Consolidated Statements of Stockholders' Equity


Consolidated Statements of Stockholders' Equity


                                                                      Total
               Common Stock   Additional   Other                  Stockholders'
            ------------------ Paid-in  Comprehensive Accumulated    Equity
              Shares   Amount  Capital     Income       Deficit     (Deficit)
            ---------- ------- --------- ------------ ----------- -------------
Common stock
issued for
cash at
$0.001 per
Share       15,000,000 $15,000 $  5,508  $         -  $        -  $     20,508

Recapital-
ization     10,200,000  10,200   89,800            -           -       100,000

Net loss for
the year
ended
December 31,
2007                 -       -        -         (445)    (10,727)      (11,172)
            ---------- ------- --------- ------------ ----------- -------------

Balance,
December 31,
2007        25,200,000 $25,200 $ 95,308  $      (445) $  (10,727) $    109,336
            ========== ======= ========= ============ =========== =============

  The accompanying notes are an integral part of these financial statements.

                                      F-4a

                           Beijing Beverage
                  Consolidated Statements of Cash Flows


Consolidated Statements of Cash Flows


                                                         For the Year Ended
                                                           December 31,
                                                               2007
                                                           -------------
CASH FLOWS FROM
 OPERATING ACTIVITIES

   Net loss                                                $    (11,172)
   Adjustments to reconcile net loss to net
     cash used by operating activities:
   Changes in operating assets and liabilities:
     Increase in prepaid expenses                                  (793)
     Increase in accounts payable and accrued
       expenses                                                  10,948
                                                           -------------
       Net Cash Used by Operating Activities                     (1,017)

CASH FLOWS FROM INVESTING ACTIVITIES                                  -
                                                           -------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Common stock issued for cash                                 120,508
                                                           -------------

   Net Cash Provided by Financing Activities                    120,508
                                                           -------------

   NET DECREASE IN CASH                                         119,491

   CASH AT BEGINNING OF YEAR                                          -
                                                           -------------

   CASH AT END OF YEAR                                     $    119,491
                                                           =============

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

  CASH PAID FOR:

     Interest                                              $          -
     Income Taxes                                          $          -

  The accompanying notes are an integral part of these financial statements.

                                      F-5a

                            Beijing Beverage
              Notes to Consolidated Financial Statements
                            December 31, 2007

NOTE 1 - NATURE OF ORGANIZATION

a. Organization and Business Activities

Beijing Beverage (the Company) was organized on November 17, 1999, under the laws of the State of Nevada. Effective December 31, the Company's merged with Beijing Daily Health Beverage Company, Ltd, which was organized under the laws of the Nation of China during 2007. Prior to the merger the Company was a development stage enterprise as defined in SFAS No. 7. The Company is in the business of bottling and wholesaling water in China.

b. Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when assets are placed in service.

c. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

d. Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalent.

e. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

f. Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

                                     F-6a

                            Beijing Beverage
              Notes to Consolidated Financial Statements
                            December 31, 2007


NOTE 1 - NATURE OF ORGANIZATION (CONTINUED)

h. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i. Concentrations of Risk

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At December 31, 2007, the Company's bank deposits did not exceed the insured amounts.

j. Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

                                             For the
                                           Year Ended
                                          December 31,
                                              2007
                                          ------------
     Loss (numerator)                     $   (10,728)
     Shares (denominator)                  25,200,000
                                          ------------
     Per share amount                     $     (0.00)
                                          ============

k. Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

The Subsidiary is subject to income taxes of the Nation of China. However, the Subsidiary has an operating loss in China since its inception and is not liable for any income taxes as December 31, 2007.


                                      F-7a

                            Beijing Beverage
              Notes to Consolidated Financial Statements
                            December 31, 2007


NOTE 1 - NATURE OF ORGANIZATION (CONTINUED)

k. Income Taxes (Continued)

Net deferred tax assets consist of the following components as of December 31, 2007:

                                             For the
                                           Year Ended
                                          December 31,
                                              2007
                                          ------------
   Deferred tax asset                     $         -
   NOL Carryover                                3,647
   Valuation allowance                         (3,647)
                                          ------------
   Net deferred tax assets                $         -
                                          ============

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income from continuing operations for the period ended December 31, 2007.


                                             For the
                                           Year Ended
                                          December 31,
                                              2007
                                          ------------
Book income                               $    (3,647)
Valuation allowance                             3,647
                                          ------------
                                          $         -
                                          ============

At December 31, 2007, the Company had net operating loss carryforwards of approximately $10,727, that may be offset against future taxable income through 2027. No tax benefit has been reported in the December 31, 2007, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

                                      F-8a

                            Beijing Beverage
              Notes to Consolidated Financial Statements
                            December 31, 2007

NOTE 1 - NATURE OF ORGANIZATION (CONTINUED)

l. Stock-based compensation
As of December 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

m. Inventory
The Company accounts for inventory of raw materials and finished goods on a cost basis. The inventory is maintained on a first in- first out (FIFO) basis.

n. Foreign Currency Translation Adjustment
The Company's uses the Chinese Yuan as its functional currency in recording its assets and liabilities which are translated to U.S. dollars based on the current exchange rate prevailing at each balance sheet date and any resulting translation adjustments are included in accumulated other comprehensive income (loss).

The Company's revenues and expenses are translated into U.S. dollars using the average exchange rates prevailing for each period presented.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN

                                      F-9a

                            Beijing Beverage
              Notes to Consolidated Financial Statements
                            December 31, 2007


NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.


                                      F-10a

                            Beijing Beverage
              Notes to Consolidated Financial Statements
                            December 31, 2007


NOTE 3 - SIGNIFICANT EVENTS

On December 31, 2007, the Company completed the acquisition of Beijing Daily Health Beverage Company, Ltd. Pursuant to this transaction, the Company issued 15,000,000 common shares in exchange for 100% of Beijing Daily Health Beverage Company, Ltd's common shares outstanding. The Company also registered to change the Company's name to Beijing Beverage. The shareholders of Beijing Daily Health Beverage Company, Ltd. became the controlling shareholders of the Company, accordingly the transaction was accounted for as a recapitalization of Beijing Daily Health Beverage Company, Ltd. whereby the historical financial statements of Beijing Daily Health Beverage Company, Ltd. are presented as those of the Company.

NOTE 4 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


                                      F-11a

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------


To the Board of Directors
Beijing Beverage


We have audited the accompanying balance sheet of Beijing Beverage as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity and cash flows and for the years then ended and since Inception November 17, 1999 through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beijing Beverage as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended and since Inception November 17, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern as of December 31, 2006, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    January 22, 2008


            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702) 253-7499 Fax (702) 253-7501

                                     F-1b

                              Beijing Beverage
                      (Formerly EZ Credit Repair, Inc.)
                        (A Development Stage Company)
                               Balance Sheets


Balance Sheets

                                    ASSETS
                                    ------

                                               December 31,  December 31,
                                                   2006          2005
                                               ------------  ------------
CURRENT ASSETS

   Cash                                        $         -   $         -
   Prepaid expenses                                      -             -
                                               ------------  ------------
     Total current assets                                -             -
                                               ------------  ------------
     TOTAL ASSETS                              $         -   $         -
                                               ============  ============


                       LIABILITIES AND STOCKHOLDERS' EQUITY
                       ------------------------------------

CURRENT LIABILITIES

   Accounts payable                            $         -   $         -
   Accrued expenses                                      -             -
                                               ------------  ------------
     Total Current Liabilities                           -             -
                                               ------------  ------------

STOCKHOLDERS' EQUITY

   Common stock; 80,000,000 shares authorized,
     at $0.001 par value, 10,100,000 and 10,100,000
     shares issued and outstanding, respectively    10,100        10,100
   Additional paid-in capital                       31,400        31,400
   Deficit accumulated during development stage    (41,500)      (41,500)
                                               ------------  ------------
     Total Stockholders' Equity (Deficit)                -             -
                                               ------------  ------------
     TOTAL LIABILTIES AND STOCKHOLDERS'
      EQUITY                                   $         -   $         -
                                               ============  ============

  The accompanying notes are an integral part of these financial statements.

                                       F-2b

                             Beijing Beverage
                      (Formerly EZ Credit Repair, Inc.)
                        (A Development Stage Company)
                          Statements of Operations


Statements of Operations


                                      For the Year Ended       From Inception
                                         December 31,             Through
                                  ----------------------------  December 31,
                                      2006            2005          2006
                                  -------------  -------------  -------------
REVENUES                          $          -   $          -   $          -

COST OF SALES                                -              -              -
                                  -------------  -------------  -------------

GROSS PROFIT                                 -              -              -

EXPENSES

   General and administrative                -              -         41,528
                                  -------------  -------------  -------------

     Total Expenses                          -              -         41,528
                                  -------------  -------------  -------------

LOSS FROM OPERATIONS                         -             -         (41,528)
                                  -------------  -------------  -------------

   Other income                              -             -              28
                                  -------------  -------------  -------------

NET LOSS                          $          -   $          -   $    (41,500)
                                  =============  =============  =============

BASIC LOSS PER SHARE              $       0.00   $       0.00
                                  =============  =============

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING              10,100,000     10,100,000
                                  =============  =============


  The accompanying notes are an integral part of these financial statements.

                                      F-3b

                             Beijing Beverage
                      (Formerly EZ Credit Repair, Inc.)
                        (A Development Stage Company)
                 Statements of Stockholders' Equity (Deficit)

Statements of Stockholders' Equity (Deficit)

                                                                      Total
               Common Stock   Additional                          Stockholders'
            ------------------ Paid-in  Subscriptions  Accumulated    Equity
              Shares   Amount  Capital    Receivable    Deficit     (Deficit)
            ---------- ------- --------- ------------ ----------- -------------
Balance,
November 17,
1999                 - $     - $      -  $         -  $        -  $          -

Common stock
issued for
services
at $0.0005
per share    2,000,000   1,000        -            -           -         1,000

Cash received
for 504
offering             -       -        -           27           -            27

Net loss from
inception
through
December 31,
1999                 -       -        -            -           1             1
            ---------- ------- --------- ------------ ----------- -------------

Balance,
December 31,
1999         2,000,000   1,000        -           27           1         1,028
            ========== ======= ========= ============ =========== =============
Cash received
for 504
offering             -       -        -           33           -            33

Common stock
issued for
cash         1,138,000   8,031   32,469         (235)                   40,265

Cancellation
of subscriptions
receivable           -       -        -          175           -           175

  The accompanying notes are an integral part of these financial statements.

                                      F-4b


                                                                      Total
               Common Stock   Additional                          Stockholders'
            ------------------ Paid-in  Subscriptions  Accumulated    Equity
              Shares   Amount  Capital    Receivable    Deficit     (Deficit)
            ---------- ------- --------- ------------ ----------- -------------

Reclassification
of paid-in
capital              -   1,069   (1,069)           -           -             -

Net loss for
the year ended
December 31,
2000                 -       -        -            -     (39,793)      (39,793)
            ---------- ------- --------- ------------ ----------- -------------

Balance,
December 31,
2000         3,138,000  10,100   31,400            -     (39,792)      (39,793)

Net loss for
the year ended
December 31,
2001                 -       -        -            -           9             9
            ---------- ------- --------- ------------ ----------- -------------

Balance,
December 31,
2001         3,138,000 $10,100 $ 31,400  $         -  $  (39,783) $      1,717
            ========== ======= ========= ============ =========== =============
Balance,
December 31,
2001         3,138,000 $10,100 $ 31,400  $         -  $  (39,783) $      1,717

Net loss for
the year ended
December 31,
2002                 -       -        -            -           1             1
            ---------- ------- --------- ------------ ----------- -------------

Balance,
December 31,
2002         3,138,000 $10,100 $ 31,400  $         -  $  (39,782) $      1,718

Net loss for
the year ended
December 31,
2003                 -       -        -            -      (1,718)       (1,718)
            ---------- ------- --------- ------------ ----------- -------------


  The accompanying notes are an integral part of these financial statements.

                                     F-5b

                             Beijing Beverage
                      (Formerly EZ Credit Repair, Inc.)
                        (A Development Stage Company)
                 Statements of Stockholders' Equity (Deficit)


                                                                      Total
               Common Stock   Additional                          Stockholders'
            ------------------ Paid-in  Subscriptions  Accumulated    Equity
              Shares   Amount  Capital    Receivable    Deficit     (Deficit)
            ---------- ------- --------- ------------ ----------- -------------
Balance,
December 31,
2003         3,138,000 $10,100 $ 31,400  $         -  $  (41,500) $          -

Net loss for
the year ended
December 31,
2004                 -       -        -            -           -             -
            ---------- ------- --------- ------------ ----------- -------------

Balance,
December 31,
2004         3,138,000 $10,100 $ 31,400  $         -  $  (41,500) $          -

Net loss for
the year ended
December 31,
2005                 -       -        -            -           -             -
            ---------- ------- --------- ------------ ----------- -------------

Balance,
December 31,
2005         3,138,000 $10,100 $ 31,400  $         -  $  (41,500)            -

Net loss for
the year ended
December 31,
2006                 -       -        -            -           -             -
            ---------- ------- --------- ------------ ----------- -------------

Balance,
December 31,
2006         3,138,000 $10,100 $ 31,400  $         -  $  (41,500) $          -
            ========== ======= ========= ============ =========== =============

  The accompanying notes are an integral part of these financial statements.

                                      F-6b

                             Beijing Beverage
                      (Formerly EZ Credit Repair, Inc.)
                        (A Development Stage Company)
                          Statements of Cash Flows


Statements of Cash Flows


                                      For the Year Ended       From Inception
                                         December 31,             Through
                                  ----------------------------  December 31,
                                      2006            2005          2006
                                  -------------  -------------  -------------

CASH FLOWS FROM
 OPERATING ACTIVITIES

   Net loss                       $          -   $          -   $          -
   Adjustments to reconcile net
     loss to net cash used by
     operating activities:
      Shares issued for services                                      39,810
   Changes in operating assets
    and liabilities:
     Increase in prepaid expenses            -              -              -
     Increase in accounts payable
       and accrued expenses                  -              -              -
                                  -------------  -------------  -------------
       Net Cash Used by
        Operating Activities                 -              -         (1,690)
                                  -------------  -------------  -------------

CASH FLOWS FROM
  INVESTING ACTIVITIES                       -              -              -
                                  -------------  -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Common stock issued for cash              -              -          1,690
                                  -------------  -------------  -------------

   Net Cash Provided by
     Financing Activities                    -              -          1,690
                                  -------------  -------------  -------------

   NET DECREASE IN CASH                      -              -              -

   CASH AT BEGINNING OF YEAR                 -              -              -
                                  -------------  -------------  -------------

   CASH AT END OF YEAR            $          -   $          -   $          -
                                  =============  =============  =============

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

  CASH PAID FOR:

     Interest                     $          -   $          -   $          -
     Income Taxes                 $          -   $          -   $          -

  The accompanying notes are an integral part of these financial statements.

                                      F-7b

                             Beijing Beverage
                      (Formerly EZ Credit Repair, Inc.)
                        (A Development Stage Company)
                        Notes to Financial Statements
                         December 31, 2006 and 2005


NOTE 1 - NATURE OF ORGANIZATION

a. Organization and Business Activities

Beijing Beverage (the Company) (fka EZ Credit Repair, Inc.) was organized on November 17, 1999, under the laws of the State of Nevada. Effective December 31, the Company's merged with Beijing Daily Health Beverage Company, Ltd, which was organized under the laws of the Nation of China during 2007. Prior to the merger the Company was a development stage enterprise as defined in SFAS No. 7. The Company is in the business of bottling and wholesaling water in China.

b. Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when assets are placed in service.

c. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

d. Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be a cash equivalent.

e. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

f. Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.


                                     F-8b

                             Beijing Beverage
                      (Formerly EZ Credit Repair, Inc.)
                        (A Development Stage Company)
                        Notes to Financial Statements
                         December 31, 2006 and 2005


NOTE 1 - NATURE OF ORGANIZATION (CONTINUED)

g. Organization Costs

The Company has expensed the costs of its incorporation.

h. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company incurred no advertising costs during the years ended December 31, 2006 and 2005.

i. Concentrations of Risk

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At December 31, 2006, the Company's bank deposits did not exceed the insured amounts.

j. Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

                                          For the         For the
                                        year ended      year ended
                                       December 31,    December 31,
                                           2006            2005
                                       ------------    ------------
     Loss (numerator)                  $        -0-    $        -0-
     Shares (denominator)               10,100,000      10,100,000
                                       ------------    ------------
     Per share amount                  $     (0.00)    $     (0.00)
                                       ============    ============


k. Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.


                                     F-9b

                             Beijing Beverage
                      (Formerly EZ Credit Repair, Inc.)
                        (A Development Stage Company)
                        Notes to Financial Statements
                         December 31, 2006 and 2005


NOTE 1 - NATURE OF ORGANIZATION (CONTINUED)

k. Income Taxes (Continued)
Net deferred tax assets consist of the following components as of December 31, 2006 and 2005:

                                          For the         For the
                                        year ended      year ended
                                       December 31,    December 31,
                                           2006            2005
                                       ------------    ------------
Deferred tax assets                    $         -     $         -
NOL Carryover                                  659             659
Valuation allowance                           (659)           (659)
                                       ------------    ------------
Net deferred tax assets                $         -     $         -
                                       ============    ============

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended December 31, 2006.


                                          For the         For the
                                        year ended      year ended
                                       December 31,    December 31,
                                           2006            2005
                                       ------------    ------------
Book income                            $         -     $         -
Valuation allowance                              -               -
                                       ------------    ------------
                                       $         -     $         -


At December 31, 2006, the Company had net operating loss carryforwards of approximately $1,690 that may be offset against future taxable income through 2026. No tax benefit has been reported in the December 31, 2006, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

                                     F-10b

                             Beijing Beverage
                      (Formerly EZ Credit Repair, Inc.)
                        (A Development Stage Company)
                        Notes to Financial Statements
                         December 31, 2006 and 2005

NOTE 1 - NATURE OF ORGANIZATION (CONTINUED)

l. Stock-based compensation
As of December 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

NOTE 2 - NEW ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes

                                      F-11b

                             Beijing Beverage
                      (Formerly EZ Credit Repair, Inc.)
                        (A Development Stage Company)
                        Notes to Financial Statements
                         December 31, 2006 and 2005


NOTE 2 - NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

NOTE 3 - SUBSEQUENT EVENTS

On December 31, 2007, the Company completed the acquisition of Beijing Daily Health Beverage Company, Ltd. Pursuant to this transaction, the Company issued 15,000,000 common shares in exchange for 100% of Beijing Daily Health Beverage Company, Ltd's common shares outstanding. The Company also registered to change the Company's name to Beijing Beverage. The shareholders of Beijing Daily Health Beverage Company, Ltd. became the controlling shareholders of the Company, accordingly the transaction was accounted for as a recapitalization of Beijing Daily Health Beverage Company, Ltd. whereby the historical financial statements of Beijing Daily Health Beverage Company, Ltd. are presented as those of the Company.

                                      F-12b

                             Beijing Beverage
                      (Formerly EZ Credit Repair, Inc.)
                        (A Development Stage Company)
                        Notes to Financial Statements
                         December 31, 2006 and 2005


NOTE 4 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.



                                    F-13b

                      [BACK COVER PAGE OF PROSPECTUS]

                              BEIJING BEVERAGE

                          10,200,000 Shares of
                              Common Stock

                              PROSPECTUS






                   DEALER PROSPECTUS DELIVERY OBLIGATION
                   -------------------------------------

UNTIL [DATE], ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                    Information Not Required in Prospectus

        INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                       Amount
                                                      -------
Securities and Exchange Commission registration fee   $     8
Legal fees and miscellaneous expenses*                $ 1,000
Audit Fees                                            $ 1,500
Transfer Agent fees*                                  $   750
Printing*                                             $   542
                                                      -------
Total                                                 $ 3,800
                                                      =======

*Estimated expenses


RECENT SALES OF UNREGISTERED SECURITIES

On November 17, 1999, the Company issued 2,000,000 shares of its $0.001 par value common stock to its founders for cash. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

On April 30, 2002, we completed a public offering, under Regulation D Rule 504 of the Securities Exchange Act of 1934, and sold 138,000 shares for cash for $0.02 per share. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

In December, 2000, the Company issued, 7,962,000 common shares for services to the Company's by its then current officers/directors. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

In December, 2007, we conducted a private placement without any general solicitation or advertisement. The Company issued 200,000 shares of its $0.001 par value common stock to two non-affiliated investors for cash of $100,000 pursuant to a Regulation D, Rule 506 of the Securities Exchange Act of 1934. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

On December 31, 2007, the Company entered into an Acquisition and Plan of Merger, with Beijing Daily Health International Beverage Co., Ltd., a Peoples Republic of China Company, headquartered in Beijing, China, whereby Beijing Beverage became the surviving Company. Pursuant to this merger, the Company issued 15,000,000 its restricted common shares, from its corporate treasury, on a proportioned basis to the owners Beijing Daily Health International Beverage Co., Ltd. These newly issued shares were not registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the transaction does not involve a public offering.

There have been no other issuance of shares since our inception. As of January 23, 2008, we have a total of 25,200,000 common shares issued and outstanding owed by approximately forty-two (42) shareholders.

EXHIBITS


(a) Exhibits:

The following exhibits are filed as part of this registration statement:

---------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
---------------------------------------------------------------------------
         3.1          Articles of Incorporation            This filing
                      dated November 17, 1999
---------------------------------------------------------------------------
         3.2          Bylaws of the Registrant             This filing
                      dated November 17, 1999
---------------------------------------------------------------------------
         3.3          Amended Articles of Incorporation    This filing
                      dated December 26, 2001
---------------------------------------------------------------------------
         3.4          Amended Articles of Incorporation    This filing
                      dated January 18, 2002
---------------------------------------------------------------------------
         3.5          Amended Articles of Incorporation    This filing
                      dated July 25, 2002
---------------------------------------------------------------------------
         3.6          Amended Articles of Incorporation    This filing
                      dated December 21, 2007
---------------------------------------------------------------------------
         3.7          Articles of Merger                   This filing
                      dated December 31, 2007
---------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.      This filing
                      the Law Offices of Thomas Cook
                      regarding the legality of the
                      securities being registered
---------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,       This filing
                      Chartered for December 31, 2007
                      audit
---------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on      This filing
                      the signature page of this
                      registration statement).
---------------------------------------------------------------------------




                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the

4. Pursuant to Rule 512(g)(2), of Regulation S-B, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.
    In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhi Zhong Ma their true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  January 23, 2008           By:  /s/ Zhi Zhong Ma
       ----------------          ------------------------------------------
                                           Zhi Zhong Ma
                                           Title: Chief Executive Officer
                                           Chief Financial Officer, Secretary
                                           and Director

                                 Signatures
                                 ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 23, 2008.

                                         BEIJING BEVERAGE
                                     -----------------------
                                            Registrant


                                  By:   /s/ Zhi Zhong Ma
                                        -------------------------------------
                                            Zhi Zhong Ma
                                            Title: Chief Executive Officer
                                            Chief Financial Officer, Secretary
                                            and Director


In accordance with the requirements of the Securities Act of 1933, this Amended registration statement was signed by the following persons in the capacities and on the dates stated:

Date:  January 23, 2008           By: /s/ Zhi Zhong Ma
       ----------------           ------------------------------------------
                                          Zhi Zhong Ma
                                          Title: Chief Executive Officer
                                          Chief Financial Officer, Secretary
                                          and Director

EXHIBIT INDEX

---------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
---------------------------------------------------------------------------
         3.1          Articles of Incorporation            This filing
                      dated November 17, 1999
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         3.2          Bylaws of the Registrant             This filing
                      dated November 17, 1999
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         3.3          Amended Articles of Incorporation    This filing
                      dated December 26, 2001
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         3.4          Amended Articles of Incorporation    This filing
                      dated January 18, 2002
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         3.5          Amended Articles of Incorporation    This filing
                      dated July 25, 2002
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         3.6          Amended Articles of Incorporation    This filing
                      dated December 21, 2007
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         3.7          Articles of Merger                   This filing
                      dated December 31, 2007
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         5.1          Opinion of Thomas C. Cook, Esq.      This filing
                      the Law Offices of Thomas Cook
                      regarding the legality of the
                      securities being registered
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        23.1          Consent of Moore & Associates,       This filing
                      Chartered for December 31, 2007
                      audit
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        24.1          Power of Attorney (Contained on      This filing
                      the signature page of this
                      registration statement).
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